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                                                                    EXHIBIT 23.3

                        [RYDER SCOTT COMPANY LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

         As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in this Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about July 18, 2002, of information from our reserve report dated February 21, 2002, entitled "Estimated Future Reserves and Income Attributable to Certain leasehold Interests as of December 31, 2001". We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ RYDER SCOTT COMPANY, L.P.
                                             -----------------------------------
                                             RYDER SCOTT COMPANY, L.P.

         Houston, Texas
         July 17, 2002